                                                                      Exhibit 25
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ------------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 3O5(b)(2)____

             ----------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                 111 East Wacker Drive, Suite 3000
                       Chicago, Illinois                 60601
           (Address of principal executive offices)   (Zip Code)

                                   36-4046888
                        IRS Employer Identification No.

                                   Larry Kusch
                        111 East Wacker Drive, Suite 3000
                             Chicago, Illinois 60601
                            Telephone (312) 228-9446
            (Name, address and telephone number of agent for service)

                                MOBIL CORPORATION
               (Exact name of obligor as specified in its charter)

        Delaware                                       13-2850309
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

3225 Gallows Road -Room 8B717
Fairfax, Virginia                                                 22037-0001
(Address of Principal Executive Offices)                          (Zip Code)

                                Medium Term Notes
                       (Title of the Indenture Securities)

================================================================================

                                   FORM T-1
                                   --------

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

              (a) Name and address of each examining or supervising authority to which it is subject.
                        Comptroller of the Currency
                        Washington, D.C.

              (b)  Whether it is authorized to exercise corporate trust powers.
                        Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                        None

ITEMS 3-15.             Not applicable because, to the best of the Trustee's
                        knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

              1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.*

              2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to
                 Exhibit 2 of Form T-1, Registration No. 333-18235.*

              3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration
                 No. 333-18235.*

              4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.*

              5. Not applicable.

              6. The consent of the Trustee required by Section 321(b) of the
                 Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235.*

              7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

              8. Not applicable.

              9. Not applicable.

* Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                    SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the day of November 5, 1998.


                           U.S. BANK TRUST NATIONAL ASSOCIATION

                           By: /s/ Larry Kusch
                               -------------------------------
                               Larry Kusch
                               Assistant Vice President and Assistant Secretary

U.S. Bank Trust National Association   cell Date: 06/30/1998    ST-BK: 17-1638
400 North Michigan Avenue
Chicago, IL 60611                      Vendor ID: D             CERT: 34094

                                       FFIEC 033

                                       Page RC- 1
                                           9

Transit Number: 09600069

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC - Balance Sheet
                                                                                                               C200
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                   RCON
                                                                                               ----
    a. Noninterest-bearing balances and currency and coin (1)_________________________________ 0081..      11,262      1.a
    b. Interest-bearing balances (Z)__________________________________________________________ 0071..      45,900      1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)_____________________________ 1754..           0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)___________________________ 1773..       3,711      2.b
 3. Federal funds sold and securities purchased under agreements to resell____________________ 1350..           0      3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income                        RCON
                                                                       ----
       (from Schedule RC-C)___________________________________________ 2122..       0                      ......      4.a
    b. LESS: Allowance for loan and lease losses______________________ 3123..       0                      ......      4.b
    c. LESS: Allocated transfer risk reserve__________________________ 3128..       0                      ......      4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)____________________________________ 2125..           0      4.d
 5. Trading assets____________________________________________________________________________ 3545..           0      5.
 6. Premises and fixed assets (including capitalized Leases)__________________________________ 2145..         110      6.
 7. Other real estate owned (from Schedule RC-M)______________________________________________ 2150..           0      7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)____________________________________________________________________________ 2130..           0      8.
 9. Customers' liability to this bank on acceptances outstanding______________________________ 2155..           0      9.
10. Intangible assets (from Schedule RC-M)____________________________________________________ 2143..      46,321     10.
11. Other assets (from Schedule RC-F)_________________________________________________________ 2160..       2,843     11.
12. Total assets (sum of items 1 through 11)__________________________________________________ 2170..     110,147     12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


U.S. Bank Trust National Association                    Call Date: 06/30/1998         ST-BK: 17-1638                  FFIEC: 033
400 North Michigan Avenue                                                                                             Page RC - 2
Chicago, IL 60611                                       Vendor ID: D                  CERT: 34094
                                                                                                                           10
Transit Number: 09600069

Schedule RC - Continued


                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In  domestic offices (sum of totals of                                           RCON
                                                                                        ----
       columns A and C from Schedule RC-E)______________________________________________2200. .                 0         13.a
                                                       RCON
       (1) Noninterest-bearing (1)_____________________6631. .              0                   . . . . . . . . .         13.a.1
       (2) Interest-bearing____________________________6636. .              0                   . . . . . . . . .         13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs____________________        . . . . . . . . .
       (1) Noninterest-bearing__________________________________________________________        . . . . . . . . .
       (2) Interest-bearing_____________________________________________________________        . . . . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase__________2800. .                 0         14.
15. a. Demand notes issued to the U.S. Treasury_________________________________________2840. .                 0         15.a
    b. Trading liabilities______________________________________________________________3548. .                 0         15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less____________________________________2332. .                 0         16.a
    b. With a remaining maturity of more than one year through three years______________A547. .                 0         16.b
    c. With a remaining maturity of more than three years_______________________________A548. .                 0         16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding____________________________2920. .                 0         18.
19. Subordinated notes and debentures (2)_______________________________________________3200. .                 0         19.
20. Other liabilities (from Schedule RC-G)______________________________________________2930. .             2,793         20.
21. Total liabilities (sum of items 13 through 20) _____________________________________2948. .             2,793         21.
22. Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus______________________________________3838. .                 0         23.
24.  Common stock_______________________________________________________________________3230. .             1,000         24.
25.  Surplus (exclude all surplus related to preferred stock)___________________________3839. .           106,712         25.
26.  a. Undivided profits and capital reserves__________________________________________3632. . (             358)        26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities__________8434. .                 0         26.b
27.  Cumulative foreign currency translation adjustments________________________________        . . . . . . . . .
28.  Total equity capital (sum of items 23 through 27)__________________________________3210. .           107,354         28.
29.  Total liabilities and equity capital (sum of items 21 and 28)______________________3300. .           110,147         29.


Memorandum
To be reported only with the March Report of Condition.
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external auditors as of any date during 1997______________6724. .           N/A             M.1

  1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
  2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
  3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
  4 = Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)
  5 = Review of the bank's financial statements by external auditors
  6 = Compilation of the bank's financial statements by external auditors
  7 = Other audit procedures (excluding tax preparation work)
  8 = No external audit work


-----------
  (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
  (2) Includes limited life preferred stock and related surplus.


U.S. Bank Trust National Association                        Call Date: 06/30/1998          ST-BK: 17-1638                FFIEC: 033
400 North Michigan Avenue
Chicago, IL 60611                                           Vendor ID: D                   CERT: 34094                   Page RC- 3
                                                                                                                             11
Transit Number: 09600069

Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.


                                                                                                                              C205
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.  Cash items in process of collection, unposted debits, and currency and coin:             RCON
                                                                                             ----
    a. Cash items in process of collection and unposted debits_______________________________0020. .                   96      l.a
    b. Currency and coin_____________________________________________________________________0080. .                    0      1.b
2. Balances due from depository institutions in the U.S.:
    a. U.S. branches and agencies of foreign banks___________________________________________0083. .                    0      2.a
    b. Other commercial banks in the U.S. and other depository institutions in the U.S.______0085. .               57,066      2.b
3. Balances due from banks in foreign countries and foreign central banks:
    a. Foreign branches of other U.S. banks__________________________________________________0073. .                    0      3.a
    b. Other banks in foreign countries and foreign central banks____________________________0074. .                    0      3.b
4.  Balances due from Federal Reserve Banks__________________________________________________0090. .                    0      4.
5.  Total (sum of items 1 through 4) (must equal Schedule RC, sum of items l.a and 1.b)______0010. .               57,162      5.


Memorandum
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.   Noninterest-bearing balances due from commercial banks in the U.S.                      RCON
                                                                                             ----
     (included in items 2.a and 2.b above)___________________________________________________0050. .               11,166      M.1